EXHIBIT 21.1

SUBSIDIARIES

COMPANY	STATE OF ORGANIZATION
TRB No. 1 Corp.	New York
TRB 69th Street Corp.	New York
TRB Yonkers Corp.	New York
TRB Lawrence Realty Corp.	New York
TRB Silvana LLC	Delaware
TRB Avondale LLC	Delaware
TRB Columbus LLC	Delaware
TRB Arlington LLC	Delaware
TRB Triple Play LLC	Delaware
TRB Crossings Holdings LLC	Delaware
TRB Avalon LLC	Delaware
Avalon 276 LLC	Delaware
TRB Avondale LLC	Delaware
TRB Avondale Investor LLC	Delaware
TRB Holdings LLC	Delaware
TRB Parkway Grande LLC	Delaware
TRB Woodlands LLC	Delaware
Woodlands 236 LLC	Delaware
TRB Cinco Ranch LLC	Delaware
TRB River Place LLC	Delaware
TRB Civic Center LLC	Delaware
TRB Shavano LLC	Delaware
TRB Chatham LLC	Delaware
TRB Waters Edge LLC	Delaware
TRB Lenox Park LLC	Delaware
TRB Alamo LLC	Delaware
TRB Kilburn LLC	Delaware
Kilburn Crossings LLC	Delaware
TRB Canalside SOLA LLC	Delaware
TRB Canalside Lofts LLC	Delaware
TRB VH LLC	Delaware
TRB Bells Bluff LLC	Delaware
TRB Bells Bluff TRS LLC	Delaware
Bells Bluff LLC	Delaware
TRB Mercer LLC	Delaware
TRB Magnolia Pointe LLC	Delaware
TRB Jackson Square LLC	Delaware
TRB Gateway LLC	Delaware
TRB Boerne LLC	Delaware
TRB Landings LLC	Delaware
TRB Integra LLC	Delaware
TRB Crestmont LLC	Delaware
Crestmont 266 Holding LLC	Delaware
TRB Trussville LLC	Delaware
TRB Lakeside LLC	Delaware
TRB Abbotts LLC	Delaware
TRB Stono Oaks	Delaware